Exhibit 4.43

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

SECOND AMENDMENT TO THE AGREEMENT NUMBER 051-I-06

SECOND AMENDMENT TO THE INTERNATIONAL SATELLITE SIGNAL CONDUCTION AGREEMENT THROUGH THE MEXICAN SATELLITE SYSTEM No. 051-I-06, ENTERED BY AND BETWEEN SATÉLITES MEXICANOS, S.A. DE C. V., HEREINAFTER REFERRED TO AS “SATMEX”, REPRESENTED BY JORGE ESPINOSA MIRELES ZESATI, ITS LEGAL REPRESENTATIVE, AND, TELMEX PERÚ, S.A., HEREINAFTER REFERRED TO AS THE “CLIENT”, REPRESENTED BY ITS GENERAL MANAGER,  MAURICIO ESCOBEDO VÁZQUEZ AND ITS LEGAL ADVISOR, ROSA VIRGINIA NAKAGAWA MORALES, AS LEGAL REPRESENTATIVES, ACCORDING TO THE FOLLOWING:

WHEREAS

1.-              On June 8, 2006, SATMEX and the CLIENT executed the International Satellite Signal Conduction Agreement Number 051-I-06, for an initial mínimum bandwidth of [***] MHz, [***] band, in the [***] and [***] satellites (hereinafter referred to as the “Agreement”).

2.-              In accordance to the provisions of the first clause of the Agreement, SATMEX and the CLIENT have executed various Satellite Capacity Annexes, in order to increase satellite capacity contracted.

3.-              By virtue of the execution of the satellite capacity annexes that is referenced in the second recital of this Fifth Amendment, through which the Service has been migrated to the [***] satellite, the total capacity contracted between the parties amounts [***] Megahertz, in accordance with the satellite capacity annex 10 executed by the parties on October 16, 2007.

4.-              On October 1, 2007, SATMEX and the CLIENT executed a First Amendment to the Agreement through which Clauses First and Eighth of the Agreement were amended to establish a minimum use of [***] MHz and a mínimum invoicing of [***] up to February 9, 2009 to the contracted capacity of [***].

R E P R E S E N T A T I O N S

I.-            CLIENT represents that:

I.1             Ratifies the authority exhibited in the Agreement, as well as the Representations contained in it.

II.            SATMEX represents that:

II.1        Ratifies the Representations contained in paragraphs II.1 and II.3 a la II.5 of the Agreement.

II.2        Jorge Espinosa Mireles Zesati, legal representative, is entitled to subscribe this Second Amendment, according to the public deed number 39,452, dated July 23, 2007, granted before Erik Namur Campesino, Public Notary No. 94 of the Federal District.

III.          SATMEX and the CLIENT, jointly referred to as the Parties, represent that:

III.1 They mutually recognize their respective authorities exhibited in this Second Amendment (“the Amendment”), in the terms and condition agreed herein.

III.2 There are no pending debts in connection with the provision of the Service as per the terms of the Agreement from June 8, 2006 to November 1, 2007.

CONFIDENTIAL

CLIENT’S INITIALS

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

NOW THEREFORE, in consideration of the foregoing and the mutual commitments and covenants contained in this Amendment, the Parties hereby agree as follows:

C L A U S E S

FIRST.- The Parties agree to increase the contracted capacity in the [***] satellite, in [***] transponders ([***]), [***] band, in the [***] region. CLIENT will use the first transponder ([***]) on November 30, 2007. CLIENT will use the second transponders ([***]) on December 31, 2007 at the latest

.

SECOND.- The Parties agree to fix as price for the increase capacity as per this Second Amendment the amount of USD [***] per MhZ in the [***] satellite, [***],[***], in this regard, the minimum amount relating to the Second Amendment is USD [***].

THIRD.- SATMEX and the CLIENT agree to extend the term of the Agreement up to November 29, 2010. Without prejudice of what is stated in connection with each class the contracted capacity will keep its owns term in accordance with the following:

• The contracted capacity in [***] has a term of up to February 9, 2009.

• The contracted capacity in [***], in the transponder [***] has a term of up to November 29, 2010.

If after the expiration of the term of each contracted capacity in [***] satellite, the CLIENT does not deactivate the signals to the satellite, issued by the field stations through which the service is rendered, and does not execute and amendment to replace this, the CLIENT shall pay to SATMEX a monthly rate of USD [***] per MhZ since the 60 calendar days following the expiration of any additional contracted capacity in [***] satellite.

In the event that the CLIENT cancels, in part or all, of the contracted capacity in [***] satellite before the expiration of the term agreed, such cancellation must be notified to SATMEX in writing and at least 30 business days before the date of the expected termination. In this event, the cancellation or termination date must be referred to a calendar month (last day of the month). For such purpose, the CLIENT shall pay SATMEX in one installment and before the occurrence of the date notified  by the CLIENT the rest of the monthly installments required to conclude the term originally contracted, without exceeding 12 months, in which case a price of [***] per MhZ shall be applied. The terms of this paragraph shall not be applicable in the case of termination of the Agreement by the CLIENT under the terms of clause Fourteenth of such Agreement.

FOURTH.- The Parties agree that the contracted capacity in this Second Amendment, shall invoiced by SATMEX, in the case of the transponder [***] since November 30, 2007. In the case of transponder [***] since December 31, 2008. In the event that the capacity of the transpoder [***] is requested in advance, the invoicing shall be made since the date in which the CLIENT commences operation of such capacity. In the event of additional increases, such increases shall be reflected in Satellital Capacity Annexes.

FIFTH.-The CLIENT agrees to pay in 36 installment the contracted capacity in [***] satellite, unless the Agreement is terminated in accordance with clause Fourteenth of the Agreement. Such payments must be made through monthly wire transfers in USD to the account number [***], on behalf of Satélites Mexicanos, S.A. de C.V., in the amount corresponding to the capacity used in the month multiplid by the price per MhZ stated in clause Second of this Second Amendment.

SIXTH.- The Parties agree to include to the Fourth clause of the Agreement “Outages”, the following paragraphs:

CLIENT’S INITIALS

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

[***]

SEVENTH.-  If a dispute arises with respect to the compliance, content, interpretation and scope of the obligations contained in this Second Amendment, the parties voluntarily submit to the jurisdiction provided for in the Twentieth clause of the Agreement.

EIGHTH.- SATMEX and the CLIENTagree that, except for the terms modified in this Amendment, all other terms and conditions set forth in the Agreement and the First Amendment, remain valid, in the terms in which they were agreed.

This Amendment is executed in two counterparts, one copy remaining in possession of each party, in Mexico City, on Novemeber 29, 2007.

THE CLIENT	SATMEX

/s/ MAURICIO ESCOBEDO VÁZQUEZ	/s/ JORGE ESPINOSA MIRELES ZESATI
MAURICIO ESCOBEDO VÁZQUEZ GENERAL MANAGER	JORGE ESPINOSA MIRELES ZESATI LEGAL REPRESENTATIVE

/s/ ROSA VIRGINIA NAKAGAWA MORALES
ROSA VIRGINIA NAKAGAWA MORALES LEGAL ADVISOR

CLIENT’S INITIALS